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                                                          EXHIBIT-10.34

                               LEASE AGREEMENT
                               ---------------

        THIS LEASE AGREEMENT (this "Lease") is made and entered into this 26th day of June, 1995, by and between Robert W. Murray, Trustee of Constitution Park Trust Four under Declaration of Trust dated _________ and recorded at ________ Registry of Deeds at Book ________, Page ________ (hereinafter referred to as "Landlord) and Rocap Inc., a duly organized Massachusetts corporation, having an office and usual place of business at 5 Constitution Park, Woburn, Massachusetts (hereinafter referred to as "Tenant").


                                  WITNESSETH

                           ARTICLE I:   PREMISES

        Landlord hereby leases to Tenant and Tenant hereby takes from Landlord approximately 4700 square feet of rentable area (the "Premises"), outlined in Exhibit A attached hereto and made a part hereof, within a portion of that certain building (the "Building") known as Building #4 situated in "Constitution Park", 5 Constitution Way, Woburn, Massachusetts (the "Property") together with all the improvements located thereon.

        The Premises are leased subject to any and all existing encumbrances, conditions, rights, covenants, easements, restrictions and rights of way of record, and other matters of record, if any, applicable zoning and building laws, regulations and codes, and such matters as may be disclosed by inspection or survey. Landlord warrants and represents, as an essential term of this Lease that no such item or matter exists or will exist which substantially limits or restricts Tenant's use of the premises in a manner consistent with the use identified in Article VI of this Lease Agreement.

                             ARTICLE II:        TERM

2.1     Commencement Date.

        The term of this Lease shall be for five (5) years (the "Term") and shall commence on August 1, 1995 (the "Commencement Date"), on which date Landlord shall have completed the Tenant improvements as provided in Exhibit B attached hereto (that is, has completed the tenant improvements, except for normal "punch list" items which do not unreasonably or substantially affect use or aesthetics of the premises, which items shall be completed by Landlord prior to said date. The Landlord shall use diligent efforts to complete said improvements by such date without the necessity of such punch list items) and shall have obtained reasonably satisfactory evidence confirming the completion of construction in accordance with the plans which include the
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tenant improvements as provided in Exhibit B, in good and workmanlike manner and in conformity with applicable municipal codes and regulations. In the event the Premises are not completed on or before August 1, 1995, Tenant shall have the right to terminate its obligations under this Lease; provided, however, that (i) such date shall be extended for a period equal to the duration of any delays in construction caused by strikes, shortages or materials, acts of God or other matters not reasonably within the control of Landlord, and (ii) in the event any delays in completing the Premises are as a result of substantial change orders or other delays caused by Tenant, Tenant's rights to terminate pursuant to this paragraph shall be null and void to the extent of delays so caused by Tenant. Landlord shall be deemed to have satisfactorily completed the construction of the tenant improvements, and Tenant shall be deemed to have waived all rights and remedies with respect to deficiencies in such construction, except for deficiencies of which Tenant has informed Landlord, in writing, not later that thirty (30) days following the Commencement Date.

2.2     Option to Extend.

        A. Provided Tenant is not then in default of its obligations hereunder, Tenant shall have the right to extend the Term for one (1) extension period of five (5) years (the "Option Term") upon the following terms and conditions:

        (i) Tenant must notify Landlord of its election to extend the Term for the Option Term on or before two hundred seventy (270) days before the date that the original Term expires.

        (ii) The annual rent due (i.e., Base Rent) for each year of the Option Term shall be the Base Rent as adjusted to the greater of the following:

                a. One hundred percent (100%) of the immediately preceding year's Base Rent; or

                b. The Fair Market Rental for the Premises (up to $9.50 per square foot triple net) determined as follows:

    The term "Fair Market Rental" as used in this Lease shall mean the fair market rental value of the Premises for the Option Term, which shall be determined taking into consideration the terms and provisions contained in
    this Lease.    Landlord and Tenant shall consult, at the request of either party during the 5th year of the Term for the purpose of determining Fair Market Rental for the Option Term, and any value jointly agreed upon in writing shall constitute Fair Market Rental for the purposes hereof. If Landlord and Tenant fail to agree upon Fair Market Rental prior to four (4) months before the end of the 5th year of the Term, the

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        Fair Market Rental shall be determined by an appraisal using standards then commonly used by professional appraisers in determining fair market rent in connection with a net lease (having terms substantially similar to those contained in this Lease) to an unrelated third party of similar improved real property along Route 128, in Massachusetts.
        If a determination of Fair Market Rental by appraisal is required under this Lease, such question shall be submitted to a board of appraisers, three (3) in number, one named by Landlord, one named by Tenant, and one named by the other two appraisers. The Fair Market Rental shall be an amount equal to the average of the two closest appraisals in dollar amount. This provision for determination by appraisal shall be specifically enforceable, and any such determination hereunder shall be final and binding upon the parties. Landlord and Tenant shall each pay for the fees and disbursements of the appraiser appointed by it and shall share equally in the fees and expenses of any third appraiser.

        (iii) Additional Rent (defined below) due under this Lease shall be payable during the Option Term in the same manner as herein provided for the original Term.

        (iv) All other provisions of this Lease shall also remain in effect during the Option Term except the right to extend as set forth in this Section 2.2, it being agreed that there are no further rights of extension after the Option Term. Unless expressly stated herein to the contrary, all references in this Lease to the "Term" shall include the Option Term when and if Landlord receives Tenant's notice of election to extend the Term as herein provided.

2.3     Early Possession.

        Provided there is no interference with the work to be performed by Landlord, Landlord hereby grants to Tenant the right to enter upon the Premises prior to the Commencement Date for the purpose of constructing the "Clean Room" and other improvements to be completed upon the Premises by Tenant, for installation and storage of personal property and equipment of Tenant in preparation for occupancy and use thereof in accordance with this Lease Agreement, said storage and installation being at the sole and exclusive risk of Tenant, and for reasonable and related purposes. Such entry shall be deemed to be pursuant to a license from Landlord to Tenant and shall be at the risk of Tenant, and any early occupancy of the Premises shall be subject to all of the provisions of this Lease.

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                              ARTICLE III:  RENT


3.1     Base Rent.

        Tenant agrees to pay Landlord, at the address provided for notices herein, or such other place or to such other person as Landlord may designate, rent for the Premises ("Base Rent") in accordance with the following schedule:

        Commencing on the Commencement Date and continuing until the fifth
(5th) anniversary of the Commencement Date, Tenant shall pay Base Rent in the amount of Thirty-Seven Thousand Six Hundred and 00/100 Dollars ($37,600.00) per annum, payable in equal monthly installments of $3,133.33 each;

        All payments of Base Rent made hereunder shall be made in advance on the first day of each month during the Term of this Lease without deduction, set-off, prior notice or demand in lawful money of the United States of America. The Base Rent payment for any fractional month at the commencement, termination or expiration of the Term will be prorated. Tenant's first payment of Base Rent and Additional Rent (as hereinafter defined) shall be due and owing upon the date of execution of this Lease.

3.2     Additional Rent.

        All amounts which Tenant is required to pay pursuant to this Lease except Base Rent, including Tenant's payments under Sections 3.3, 3.4 and 3.5 hereof and every fine, penalty, interest and cost which may be added for nonpayment or late payment, will constitute "Additional Rent" hereunder, and if Tenant fails to pay such Additional Rent when due, Landlord will have the right to pay the same and will have all the right, powers and remedies with respect thereto as are provided herein or by law in the case of nonpayment of Base Rent.

3.3     Common Area Maintenance and Operation Expense Charge.

        A. Commencing on the Commencement Date, Tenant shall pay to Landlord, as Additional Rent hereunder, a Common Area Maintenance and Operation Expense Charge of Two Thousand Eight Hundred Twenty and 00/100 Dollars ($2,280.00) per annum ($.60 per square foot of area within the Premises) (the "CAM Charge"), payable in equal monthly installments of $235.00 each in the same manner as payments by Tenant of Base Rent. Commencing on the third (3rd) anniversary of the Commencement Date, the CAM Charge shall be increased pursuant to subsection C hereof.

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     B.      For the purposes of this Section 3.3 only, the following terms shall have the following meanings:

        (i) "Adjustment Date" means the third (3rd) anniversary and each subsequent anniversary of the Commencement Date.

        (ii) "Base CPI" means the CPI published two (2) months prior to the month during which the Commencement Date occurs.

        (iii) "Comparison CPI" means the CPI published two (2) months prior to the month during which an Adjustment Date occurs.

        (iv) "Consumer Price Index", also referred to as "CPI", means the United States Department of Labor Bureau of Labor Statistics" Consumer Price Index, All Urban Consumers, All Items, (1982-84 = 100) for Boston-Lawrence-Salem, MA-NH. If the Bureau of Labor Statistics substantially revises the manner in which the CPI is determined, an adjustment shall be made in the revised index which would produce results equivalent, as nearly as possible, to those which would be obtained if the CPI had not been so revised. Without limiting the generality of the foregoing, if the 1982-84 average shall no longer be used as an index of 100, such change shall constitute a substantial revision. If the CPI becomes unavailable to the public because publication is discontinued, or otherwise becomes unavailable, or if data is not readily available to enable the parties to calculate the adjustment to the revised index referred to above, the parties shall substitute a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index is available, then a comparable index published by a major bank, other financial institution, university or recognized financial publication and generally recognized and used for such adjustments in the Boston metropolitan area. The substitution of such index shall be subject to reasonable agreement of the parties thereon or failing such agreement to a final determination by a court of competent jurisdiction.

     C.      Consumer Price Index Adjustments.   On each Adjustment Date,
the annual CAM Charge for the twelve months commencing with said Adjustment Date will equal the product of sixty cents ($.60) multiplied by the number of leasable square feet within the Premises multiplied by the percentage increase, if any, in the applicable Comparison CPI over the base CPI. In no event shall the annual CAM Charge for any twelve month period be less than


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the annual CAM Charge for the immediately preceding twelve month period.

3.4  Taxes.

     A.   Payment of Taxes.   Commencing on the Commencement Date and
continuing throughout the Term hereof, Tenant will pay to Landlord, as Additional Rent hereunder, a tax payment of Six Thousand One Hundred Ten and 00/100 Dollars ($6,110.00) per annum ($1.30 per square foot within the Premises) (the "Tax Payment"), payable in equal monthly installments of $509.17 each in the same manner as payments by Tenant of Base Rent hereunder. Commencing on the first (1st) anniversary of the Commencement Date, in addition to the aforementioned Tax Payment, Tenant will pay to Landlord, as Additional Rent, Tenant's Pro Rata Share (as hereinafter defined) of any increase in taxes, both general and special, all assessments including general, special and local, governmental charges of any kind and nature whatsoever, and taxes levied against the rents, occupancy or use of the Premises (hereinafter collectively referred to as "Taxes"), levied or assessed on the Building or the property on which the Building is located, whether such taxes are general or special, ordinary or extraordinary, foreseen or unforeseen, over the Tax Payment set forth above (the "Tax Increase Payment)"). Tenant shall pay the Tax Increase Payment to Landlord monthly based on Landlord's reasonable estimates of the increase in Taxes, subject to adjustment from time to time upon determination of the actual amount of the increase in Taxes. Tenant will pay to Landlord, within ten (10) days after demand therefor (except that the payment for the period from the last payment to termination of this Lease shall be paid on the date of termination based on reasonable estimates), as Additional Rent, Tenant's Pro Rata Share of any water or sewer rents or charges. For the purposes of this Lease, "Tenant's Pro Rata Share" shall mean the fraction (expressed as a percentage) determined from time to time by dividing the number of square feet of leasable space in the Premises by the number of square feet of leasable space in the Building.

     In the event that the Landlord obtains an abatement of said taxes, then Landlord shall rebate to Tenant the proportionate amount of said payments attributable to said abatement.

     B.   Change in Method of Taxation.   If at any time during the Term of
this Lease, the present method of taxation is changed so that in lieu of the whole or any part of any taxes, assessments or charges levied, assessed or imposed upon real estate and the improvements thereon, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the





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property on which the Building is located or any other tax or assessment, levied or assessed in lieu of any present taxes, then all such taxes, assessments, levies, or charges will be deemed to be included within the term "Taxes" for the purposes hereof. In the event any such tax cannot legally be reimbursable by the Tenant, Landlord will have the option to terminate this Lease.

        C. Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon leasehold improvements, trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. Tenant shall cause said leasehold improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes so attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property, based upon a reasonable allocation thereof.

3.5  Tenant's Payment of Landlord's Insurance.

        Commencing on the Commencement Date, Tenant shall pay to Landlord, as Additional Rent hereunder, an insurance payment for the premiums for insurance maintained by Landlord with respect to the Property (the "Insurance Payment") in the amount of Seven Hundred Five and 00/100 Dollars ($705.00) per annum ($.15 per square foot of area within the Premises), payable in equal monthly installments of $58.75 each in the same manner as payments by Tenant of Base Rent. Tenant will pay to Landlord within ten (10) days after demand (except that the payment for the period from the last payment to the termination of this Lease shall be paid on the date of termination based on reasonable estimates), as Additional Rent, Tenant's Pro Rata Share (as defined in Section
3.4 hereof) of any increase in said insurance premiums over the Insurance Payment set forth in the previous sentence. The charge will be billed annually by Landlord. In the event that any action or nonfeasance on the part of Tenant results in an increase in Landlord's insurance premiums, then Tenant shall pay to Landlord, as Additional Rent, the amount of any such increase.

3.6  Late Charges and Interest.

        A. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Additional Rent or any other sums due hereunder shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Base

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Rent, Additional Rent or any other sum due from Tenant, shall not be received by Landlord or Landlord's designee within ten (10) days after the date any such payment becomes due, then Tenant shall pay to Landlord a late charge equal to six and one half percent (6 1/2%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

        B. Tenant shall be obligated to pay to Landlord interest at the rate of twelve percent (12%) per annum, on all sums above specified and on all sums and charges Tenant is obligated to pay under the terms of this Lease from the date that a late charge under the preceding subparagraph becomes due and payable thereon, until the date said sums and charges are paid in full.

                            ARTICLE IV:  UTILITIES


        Tenant will pay all charges incurred or billed for all water, gas, heating fuel, electricity, telephone and all other utility services used on or from the Premises and any maintenance charges for utilities, and will furnish all electrical light bulbs and tubes. If any such utility services are not separately metered to Tenant, the cost thereof shall be separately billed to Tenant by Landlord, such bills payable by Tenant on each rental payment date. Landlord will in no event be liable for any injury, loss or damage caused by interruption or failure of utility services to the Premises which is not the result of negligence, action or wrongful inaction of Landlord, nor shall such interruption or failure terminate, cancel, affect or modify this Lease unless same is the result of such negligence, action or wrongful inaction of Landlord and such interruption so caused by Landlord continues for such a substantial or unreasonable period that such prolonged interruption substantially interferes with the ability of Tenant to conduct ongoing business operations in the premises in compliance with the use identified in Article VI hereof.

                         ARTICLE V:  SECURITY DEPOSIT


        Tenant will deposit with Landlord upon execution of this Lease the sum of Three Thousand One Hundred Thirty-Three and 33/100 ($3,133.33) as security for Tenant's faithful performance of Tenant's obligations hereunder (the "Security Deposit"). If Tenant fails to pay Base Rent, Additional Rent or any other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply

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or retain all or any portion of the Security Deposit for the payment of any
Base Rent, Additional Rent or other charge in default or for the payment of any other sum to which Landlord may become obligated to pay be reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant will, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated and Tenant's failure to do so will be a material breach of this Lease and shall entitle Landlord to exercise any and all remedies set forth herein. Landlord will not exercise any and all remedies set forth herein. Landlord will not be required to retain the Security Deposit in a separate escrow account nor will Tenant be entitled to interest on the Security Deposit. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much as has not been applied by Landlord, will be returned to Tenant within fifteen (15) days after the expiration or earlier termination of the Lease. In the event of a sale of the Premises, the Landlord may transfer the balance of the Security Deposit, if any, to the purchaser and shall thereupon be released from all liability for the return of the Security Deposit and the Tenant will look solely to said purchaser for the return thereof. Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for the Security Deposit unless the Security Deposit has actually been received by said mortgagee as security for Tenant's performance under this Lease.


                               ARTICLE VI:  USE

6.1     Use.

        The Premises shall be used and occupied only for general offices, storage, shipping, receipt and production of pharmaceutical products purposes and for no other use or purpose. The parties acknowledge that such use shall include but not be limited to the operation of a "clean room" involving the production, manufacture, mixing, and/or solution of pharmaceutical products, the receipt of competent chemicals or productions and the shipping of finished products, and all activities appurtenant thereto.


6.2     Compliance with Law.

        Landlord warrants and represents, that to the best of its knowledge, the Building is in compliance with applicable land use, building and zoning codes, laws and statutes. Tenant shall, at Tenant's expense, comply promptly or do these acts or perform that work necessary to comply with all applicable statutes (including the Americans With Disabilities Act ("ADA")),

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ordinances, rules, regulations, orders and requirements in effect during the
Term or any part of the Term hereof regulating the use or occupancy by Tenant of the Premises and will, at Tenant's expense, obtain any and all licenses and permits necessary for any such use or occupancy; provided, however, that Tenant shall have no obligation to comply with the ADA with respect to rest rooms or the Building entrance. Landlord further warrants and represents that the improvements to be installed by Landlord as identified in Exhibit B will be completed by Landlord in compliance with law and in a good and workmanlike manner, and that during the Term the Landlord shall undertake any and all acts necessary to keep in order and to maintain the Building and that portion of the Premises as is constructed and/or maintained by Landlord in compliance therewith throughout the Term. Tenant shall at Tenant's expense apply for and obtain any and all licenses or permits necessary for Tenant's occupancy and use of the Premises. Tenant shall not use or permit the use of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or that will be unlawful, improper, noisy or offensive or which shall tend to unreasonably disturb other tenants of the Building.

6.3  Hazardous Use.

     Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable other than as listed on Exhibit D attached hereto or permit the Premises to be used for any purpose which would render the insurance thereon void or cause an increase in the premiums for such insurance or make the insurance risk more hazardous other than the uses identified as Section 6.1. Tenant shall on demand reimburse Landlord, and all other tenants, any and all extra insurance premiums caused in any way by Tenant's use of the Premises.

6.4  Landlord's Rules and Regulations.

     Tenant shall faithfully observe and comply with, and cause its employees, agents and invitees to observe and comply with, the rules and regulations that Landlord shall from time to time reasonably promulgate. A copy of Landlord's rules and regulations in effect as of the date hereof is attached here to as Exhibit "C". Landlord reserves the right from time to time to make all reasonable modifications to said rules and regulations. The additions and modifications to Landlord's rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall use reasonable efforts to ensure that no tenant make issue which is unlawful, improper, noisy or offensive or which shall tend to unreasonably disturb Tenant.

     Tenant's obligations regarding the locks as described in

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Rule 4 shall be subject to the provisions of Section 20.3 and Article XXVIII hereof regarding Landlord's right of entry. Tenant reserves the right to withhold keys in order to restrict access in compliance with the terms of said
Article XXVIII.

        Tenant shall have the right to place reasonable decorations and wall furnishings without being in violation of Rule 5.

        Landlord agrees that the storage and use of the items identified in Exhibit C hereto shall not be in violation of Rule 8.

        All medical or other wastes produced by Tenant shall be disposed of in compliance with law. Said compliance with law shall constitute full compliance with Rule 14.

        The parties agree that Rule 17 shall apply only to major movements of office furniture or other large items. Normal business operations and freight shipments as part of normal business operations shall not be in violation of said Rule 17.

        The parties acknowledge that Tenant will make use of the Clean Room section of the premises for hours in excess of those identified in Rule 18. Because said Clean Room is serviced by systems which are installed and maintained by Tenant, this use is not in violation of said Rule 18. Use of the remaining portion of the Premises during said hours shall not be in violation of same to the extent that said use is auxiliary to the primary use within the Clean Room during such times.

6.5     Common Areas.

        Landlord grants to Tenant, during the Term of this Lease, a license to use all areas and facilities outside the Premises that are provided and designated for the general use and convenience of Tenant and the other tenants of the Building including sidewalks, landscaped areas, roadways and parking areas (the "Common Areas").


                           ARTICLE VII:  INSURANCE


7.1     Tenant's Insurance.

        Tenant, at its own expense, shall provide and keep in force with companies reasonably acceptable to Landlord public liability insurance for the benefit of Landlord and Tenant jointly against liability for bodily injury and property damage in the amount at the beginning of the Term of not less than $2,000,000.00 combined single limit and from time to time during the Term shall be for such higher limits as may be reasonably required by Landlord. Tenant shall keep all of Tenant's fixtures, furniture.


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furnishings, and equipment insured against loss or damage by fire or other hazards included within the usual "all risk" insurance in an amount not less than $2,000,000. Tenant shall furnish Landlord with certificates of such policies within thirty (30) days after the Commencement Date of this Lease and whenever reasonably required shall satisfy Landlord that such policies are in full force and effect. All such policies shall be obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein and shall be in a form and from a company approved by Landlord, which approval shall not be unreasonably withheld or delayed. Such policies shall name Landlord and Landlord's first mortgagee as additional insureds and shall be primary and non-contributing with any insurance carried by Landlord. All such policies shall further provide that such policies shall not be cancelled or altered without at least thirty (30) days prior written notice to Landlord.

7.2     Waiver of Subrogation.

        Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though an extra premium may result therefrom), Landlord and Tenant mutually agree that, with respect to any hazard or casualty, the loss from which is covered by insurance then being carried by them, respectively, the party carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.


                    ARTICLE VIII:  MAINTENANCE AND REPAIRS

8.1     Landlord's Obligations.

        Within a reasonable time (not to exceed thirty (30) days) following receipt of written notice from Tenant of the necessity therefor, Landlord shall make necessary repairs to maintain the structural integrity of the Building and Premises and mechanical and utility systems servicing the Premises, including but not limited to roof, foundations, exterior walls and the structure of the Premises and the Building in good condition and repair. "Structure" for purposes of this Lease shall mean and include only the following: roof framing and roof (specifically excluding without limitation the ceiling) and bearing columns and bearing walls (specifically excluding without limitation the interior surfaces thereof).


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        In the event that the premises or any part thereof shall be destroyed or damaged or rendered unusable as a result of lack of structural integrity or necessary repairs under the preceding paragraph, the Tenant shall be entitled to abatement of a just and proportionate share of base rent and additional rent, according to the nature and extent of same. In the event that a substantial portion becomes unusable due to said causes (a substantial portion of the premises for the purposes of this Article shall be deemed to be 25% or more, according to the same standard identified in Article XVI hereof), and Landlord fails to remedy same within sixty (60) days of Tenant's notice to Landlord, the Tenant shall have the right to terminate this Lease Agreement upon written notice to Landlord.

        Landlord shall not be liable to Tenant for any compensation, nor shall Tenant be entitled to any reduction of Base Rent or Additional Rent, by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building, however the necessity may occur. However, Landlord shall use reasonable efforts to conduct such repairs in such manner and at such times which limit the impact upon Tenant's business operations, to the extent reasonably possible. Said right of entry by Landlord shall also be subject to Article XXVIII hereof. In case Landlord is prevented or delayed from making any repairs, alterations or imporvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. In no event shall Landlord be liable for indirect or consequential damages.

        Landlord reserves the right to stop any service or utility system, when reasonably necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant resonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

8.2     Tenant's Obligations.

        A. Landlord warrants and represents that as of the Commencement Date, the electrical, mechanical and utility services installed by Landlord shall be in good working order without substantial defect. During the term hereof, Tenant shall, at its sole cost and expense and without any cost to Landlord, keep in good order, condition and repair the Premises, and all utility equipment used exclusively for the interior of the Premises (including all portions of electrical and mechanical systems located within the Premises or servicing the Premises exclusively) and all utility lines to the point of connection for Tenant, at all times during the Term of this Lease, unless specifically made Landlord's responsibility under Section 8.1 above. Tenant's responsibility hereunder shall include, without limitation and at its sole cost, maintenance, repair and replacement of mechanical equipment required for the Premises, fixtures, glass (with glass of the same size and quality), floor covering and ceiling materials, doors and door hardware and the decoration of the interior of the Premises. If Tenant refuses or neglects to make or perform such replacements, repairs, or maintenance, in a manner reasonably satisfactory to Landlord, Landlord shall the right, upon giving Tenant reasonable written notice of its election to do so except in situations deemed to be emergency situations by Landlord, to make such replacement or repairs or perform such maintenance on behalf of and for the account of Tenant, and Tenant shall pay Landlord's cost of such work, as Additional Rent, within thirty (30) days of receipt of a bill therefor. Said right of entry shall be subject to Article XXVIII hereof.

     B. During the Term of this Lease, Tenant agrees to employ a suitable contractor reasonably approved by Landlord to perform Tenant's obligations for maintenance of the heating, cooling and ventilating units on the Premises and for maintenance of all fire protection systems within the Premises including the sprinkler system. Landlord's approval of such contractor shall not be unreasonably withheld or delayed. Such maintenance shall include at least semiannual inspections and cleaning of said units and systems, together with such adjustments and servicing as each such inspection discloses to be required and, in addition, all repairs, testing and servicing as shall be necessary or reasonably required by Landlord or Landlord's insurance underwriter. A suitable contractor to be approved by Landlord shall be one who is reliable and capable of performing Tenant's obligations hereunder at a competitive cost to Tenant. Notwithstanding the foregoing to the contrary, at Landlord's option, Landlord may elect to employ a suitable contractor to perform Tenant's obligations for maintenance of the heating, cooling and ventilating units and/or fire protection systems. If Landlord elects to employ a contractor or maintain the heating, cooling and ventilating units and/or fire protection systems, Tenant shall, promptly upon demand, reimburse Landlord, as Additional Rent hereunder, for all costs and expenses, the sum of $90.38 per month. Nothing contained in this paragraph shall be deemed to be a guarantee by Landlord or its agents or employees of the performance or responsibility of any contractor approved by or employed by Landlord as herein provided, and Tenant hereby waives all claims for damages against Landlord to persons or property sustained by Tenant or any person claiming through Tenant resulting from or in any way concerned with the employment of a contractor pursuant to the provisions of this Article. The parties acknowledge that said systems shall serve only that area outside of the Clean Room within the Premises. Therefore the calculation of the charge hereunder shall utilize only the square footage of the area actually served by said system. Tenant shall be solely responsible for installation, operation and maintenance of the system servicing the Clean Room.

8.3     Snow Removal and Grounds Care.

        The removal of snow and ice from the parking areas, access drives and loading areas bordering upon the Premises shall be the Landlord's responsibility. The removal of snow and ice from the sidewalks and/or walkways immediately bordering upon the Premises shall be the Tenant's responsibility. The care and maintenance of the grounds, including lawns, trees, shrubs and painted areas bordering upon the Premises shall be the Landlord's responsibility.


8.4     Cleaning Services and Trash Removal.

        The Tenant shall be responsible, at its sole cost, for providing cleaning services to and trash removal from within the Premises.


                      ARTICLE IX:  ALTERATIONS AND SIGNS


        Tenant will not make any alterations, additions or improvements to the Premises or install any signs upon the exterior of the Premises without on each occasion the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed; provided, however, in no event shall Tenant be entitled to maintain a sign on the Building. All permitted alterations and signs shall be at Tenant's sole cost and expense. All alterations or additions made by Tenant shall be performed in a good and workmanlike manner using materials of equal or better quality than original construction, and shall be in compliance with all the applicable laws, ordinances, orders, rules, regulations and requirements applicable thereto and shall be performed only by contractors and mechanics reasonably approved by Landlord. All such contractors and mechanics shall carry adequate liability insurance, builder's risk insurance and workmen's compensation insurance in amounts and companies reasonably approved by Landlord. Landlord shall be presented with certificates of same prior to the commencement of any work. Furthermore, as a condition to such consent, Landlord may require Tenant to provide to Landlord, at Tenant's expense, a completion bond in form and substance satisfactory to Landlord. Landlord hereby consents to the installation by Tenant, at Tenant's sole cost and expense, of one so-called "clean room" within the Premises.

                            ARTICLE X:  INSPECTION


        Landlord and Landlord's agents and representatives will have the right to enter and inspect the Premises at any reasonable time during business hours (and all other times in case of emergency) for the purpose of ascertaining the condition of the Premises, curing any default on the part of the Tenant or making repairs to the Premises. During the one year period prior to the end of the Term hereof, Landlord and Landlord's agents and representatives will have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and will have the right to erect on the Premises a suitable sign indicating that the Premises are available. Landlord will use reasonable efforts to limit the impact of any and all such entries to the extent reasonably possible. Landlord's right of entry hereunder shall also be subject to Article XXVIII hereof.

    ARTICLE XI:  ASSIGNMENT AND SUBLETTING

        Tenant shall not assign, transfer, mortgage or pledge this Lease or sublet the whole or any part of the Premises without the prior written consent of Landlord, which consent may not be unreasonably withheld or delayed.
Without limiting the generality of the foregoing, Landlord may specifically withhold consent if: (i) Tenant is then in default hereunder; (ii) any notice of termination of this Lease or termination of Tenant's possession shall have been given under Section XX hereof, and is then outstanding and not cured;
(iii) the portion of the Premises which Tenant proposes to sublease, including the means of ingress and egress thereto and the proposed use thereof, and the remaining portion of the Premises will violate any city, state or federal law, ordinance or regulation, including, without limitation, any applicable building code or zoning ordinances; (iv) the proposed use of the Premises by the subtenant or assignee does not conform with the permitted use set forth in
Section 6.1 hereof or other use reasonably permitted in the building; (v) in the reasonable judgement of Landlord the proposed subtenant or assignee is of a character or is engaged in a business which would be deleterious to the reputation of the Building, or the subtenant or assignee is not sufficiently financially responsible to perform its obligations under the proposed sublease or assignment; (vi) the proposed subtenant or assignee is an occupant of the Building; (vii) the proposed assignee or subtenant is a governmental or quasi-governmental agency; (viii) the stature, reputation or financial capability of the prospective assignee or subtenant is not at least equivalent to the stature, reputation or financial capacity of Tenant as of the date hereof; or (ix) the proposed assignee or subtenant's projected use of the Premises involves the use, storage, generation or disposal of Hazardous
Material as defined in Article XII of this Lease. Notwithstanding any permitted assignment or subletting, Tenant will at all times remain liable for the payment of all Base Rent, Additional Rent, and any other charges due hereunder and for the compliance with all of Tenant's other obligations under the terms, provisions and covenants of this Lease. A transfer of fifty percent (50%) or more of an interest in the Tenant to any person or entity who is not a Stockholder at time of execution of this Lease (whether by stock, partnership interest or otherwise) by any party in interest will be deemed an assignment of this Lease. Landlord's consent to any transfer, assignment or sublease will not be deemed a consent to any subsequent transfer, assignment or sublease. In the event of a default under the terms of this Lease, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due it by Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder. Landlord will have the right to assign any of its rights and obligations under this Lease. If the rent and other sums and all considerations received by Tenant on account of any such sublease or assignment shall exceed the Base Rent, Additional Rent and other charges allocable to the Premises or to the space subject to the sublease, as the case may be, Tenant shall pay to Landlord, as Additional Rent hereunder, all of such excess, monthly as received by Tenant, less Tenant's reasonable expenses incurred in respect of such sublease or assignment, including brokerage commissions to a licensed third party real estate broker, advertising and reasonable attorney's fees, but expressly excluding costs of repairs or fit-up or alterations to the Premises for such subtenant or assignee.

                       ARTICLE XII: HAZARDOUS MATERIALS.

     12.1 Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, used, stored, generated or disposed of on, in or about the Premises by Tenant, its agents, employees, contractors, or invitees, without first obtaining Landlord's written consent, with the sole exceptions of those items which are listed on Exhibit E attached hereto, for which items Landlord hereby grants consent.

     12.2  Any Hazardous Material permitted on the Premises as provided in
Section 12.1, and all containers therefor, shall be used, kept, stored, and disposed of in a manner that complies with all federal, state, and local laws or regulations applicable to this Hazardous Material.

        12.3 Tenant shall not discharge, leak, or emit, or permit to be discharged, leaked, or emitted, any material into the atmosphere, ground, sewer system, or any body of water, if that material (as is reasonably determined by the Landlord, or any governmental authority) does or may pollute or contaminate the same, or may adversely affect (a) the health, welfare, or safety of persons, whether located on the Premises or elsewhere, or (b) the condition, use, or enjoyment of the Building or any other real or personal property.

        12.4 In the event that Tenant's use of hazardous materials changes from the uses identified on Exhibit E attached hereto, then at the commencement of each year of the Term, Tenant shall disclose to Landlord the names and approximate amounts of all Hazardous Material that Tenant intends to store, use, or dispose of on the Premises in the coming year. In addition, at the commencement of each year of the Lease Term, beginning with the second year of the Lease Term, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials that were actually used, stored, or disposed of on the Premises if those materials were not previously identified to Landlord at the commencement of the previous year, in the event that same varied from Exhibit E attached hereto.

        12.5 As used herein, the term "Hazardous Material" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any oil, petroleum products, and their by-products; (d) any substance that is toxic, ignitable, reactive or corrosive; and (e) any substance that is or becomes regulated by any federal, state, or local governmental authority.

        12.6 Tenant hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage and disposal of Hazardous Material kept on the Premises by the Tenant, and the Tenant shall give immediate notice to the Landlord of any violation or potential violation of the provisions of this Article XII. Tenant shall defend, indemnify, and hold harmless Landlord and its agents, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorneys' and consultants' fees, court costs, and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, allegedly or actually arising out of or in any way related to (a) the presence, disposal, release, or threatened release of any such Hazardous Material that is on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise;
(b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to that Hazardous Material; (c) any lawsuit brought or threatened, settlement reached, or government order relating to that Hazardous Material; or (d) any violation of any laws applicable thereto. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Material on the Premises and that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Material on the Premises. Tenant shall first obtain Landlord's approval for any such remedial action. The provisions of this Section 12.6 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the transactions contemplated herein and shall survive the expiration or earlier termination of this Lease.

     12.7 Landlord represents as an essential term hereof that as of the date hereof no Hazardous Material, including asbestos or urea formaldehyde insulation
(UFFI), is on or within the Premises.

                            ARTICLE XIII: INDEMNITY

     13.1 Tenant will defend, indemnify and save harmless Landlord from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon, incurred by or asserted against Landlord arising from Tenant's use or occupancy of the Premises or any breach or default by Tenant of its obligations hereunder or arising from the negligence or willful omission of Tenant, its agents, contractors, employees or invitees to the extent that Tenant is negligent or otherwise legally culpable. Tenant shall save Landlord harmless from (i) all loss and damage to personal property, fixtures, equipment and inventory located within the Premises occasioned by the escape of water or by the bursting of pipes, which burst is caused by the negligence, breach or wrongful act or wrongful failure to act by Tenant, and (ii) any nuisance made or suffered on the Premises.

     13.2 Tenant shall also save Landlord harmless and indemnified, to the extent permitted by law, from and against any and all claims, actions, loss, damage, liability and expense in connection with loss of life, personal injury and/or damage to property arising out of or resulting from any occurrence in, upon or at the Premises or the occupancy or use of the Premises or any part thereof to the extent that Tenant is negligent or otherwise legally culpable thereof, or anywhere if caused wholly or in part by any wrongful act, neglect or failure to perform the obligations imposed by this Lease or any breach thereof, or wrongful omission of Tenant, its officers, agents, employees, subtenants, licenses, concessionaires, or others occupying space in the Premises. If Landlord shall be threatened with or made a party to any litigation commenced by or against Tenant, or with respect to any matter described above, then Tenant shall protect and hold Landlord harmless and indemnified and shall defend Landlord with counsel reasonably acceptable to Landlord, or, at Landlord's option, shall advance all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation.

              ARTICLE XIV:  EXEMPTION OF LANDLORD FROM LIABILITY


        The term "Landlord" as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Premises, and in the event of any transfer or transfers of title thereto, Landlord named herein (and in case of any subsequent transfer or conveyance, the then grantor) shall be automatically relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. It is expressly understood and agreed that in the case of default hereunder by Landlord, Tenant shall look solely to the interest of Landlord in the Premises for satisfaction of any obligation of Landlord to Tenant, and that neither the Landlord nor anyone claiming under the Landlord shall ever be personally liable for satisfaction of any such obligation. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, nor, unless through its negligence or other legally culpable act or omission, shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors and invitees, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same in inaccessible to Landlord or Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building.

     This paragraph shall be interpreted in such a manner that Landlord shall be liable only for its own negligence or other legally culpable act or omission, and for not other cause.

                       ARTICLE XV: LIENS AND ENCUMBRANCES

     15.1 Tenant will not do any act which will in any way encumber the title of Landlord in and to the Premises nor will the interest or estate of Landlord in the Premises be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Premises arising from any act or omission of Tenant will accrue only against the leasehold estate of Tenant and will be subject and subordinate to the paramount title and rights of Landlord in and to the Premises.

     15.2 Tenant will not suffer or permit any liens to stand against the Premises, the Building or any part thereof, by reason of any work, labor, services, or materials done for, or supplied, or claimed to have been done for, or supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. If any such lien is at any time filed against the Premises, or the Building, Tenant will cause the same to be discharged of record within thirty (30) days after the date of filing the same, by either payment, deposit or bond. If Tenant fails to discharge any such lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but will not be obligated to, procure the discharge of the same by paying the amount outstanding under said lien, and Tenant shall immediately reimburse Landlord for the amount paid by Landlord for any of the aforesaid purposes, together with all legal and other expenses incurred Landlord, including reasonable attorneys' fees, in defending any such action or in procuring the discharge of such lien, which reimbursement from Tenant will become due and payable, as Additional Rent hereunder on the date of payment of any such sums by Landlord.

     15.3 Nothing in this Lease will be deemed to be, or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against Landlord's interest in the Premises.

             ARTICLE XVI: DAMAGE OR DESTRUCTION AND CONDEMNATION


16.1   Damage or Destruction of Premises

     A. If all or a substantial part of the leased Premises is destroyed or damaged by fire or other unavoidable casualty (a substantial part of the Premises for the purposes of this Article shall be deemed to be twenty-five
(25) percent or more of its insurable value), then within thirty (30) days after such casualty either landlord or Tenant may elect in writing to terminate this Lease.

     B. If Landlord elects to terminate this Lease as aforesaid, the termination shall be effective as of the time of such election; if Landlord elects to restore damaged areas, it shall commence the restoration of the Premises within forty five (45) days after such casualty and use its best efforts to coordinate the activities of contractors and material suppliers to accomplish the restoration within a period of time commensurate with the degree of damage sustained. In no event, however, shall Landlord be obligated to use any of its funds for such restoration other than from applicable fire insurance proceeds. Notwithstanding the foregoing, Landlord shall not be obliged to repair or replace Tenant's furniture, furnishings, personal property or equipment and shall not be obligated to bear the costs of repairing any damage caused by any act, omission or negligence of Tenant or of Tenant's employees, contractees, invitees, or licensees, and Landlord may make such repairs at the expense of Tenant, and the cost thereof shall be collectable as additional rent due hereunder.

     C. If any such restoration is delayed for causes beyond the control of Landlord, such as acts of God, war, civil insurrection or public disorder, strikes, unavailability of construction materials, shortages within the labor market, or acts of governmental authorities, then in such event, the completion of such restoration shall be postponed for the period of time equal to the period of delay caused by such events.

     D. If this Lease is not terminated, a just portion of the rent, according to the nature and extent of the damage, shall be abated until the Premises shall have been put into proper condition for use and occupation by Tenant; provided, however, that if such damage or casualty is caused because of the negligence of Tenant, its employees, contractees, invitees or licensees, there shall be no such abatement in rent.

     E. Notwithstanding the foregoing, Landlord may, in Landlord's sole discretion, repair and/or rebuild the Building in the event of either total or partial destruction, subject to Tenant's right of termination under Paragraph 16.1A. Landlord will not be obligated to rebuild until the insurance proceeds have been received and in the event such insurance proceeds are insufficient to completely rebuild or restore the Premises, Landlord, at Landlord's option, may provide the funds required to completely rebuild or restore. If Landlord's mortgagee applies the insurance proceeds to the mortgage debt, Landlord shall have no obligation to rebuild, and Tenant may terminate this Lease by notice.

     F. In the event that (a) Landlord fails to give written notice within thirty (30) days of its intention to restore the Premises, or (b) Landlord fails to restore the Premises to a condition substantially suitable for their intended use within Ninety (90) days of said damage or destruction (or within such other period of time as Landlord and Tenant may agree in writing), unless such damage was due to the negligence or intentional acts of Tenant or Tenant's employees, contractors, invitees, or licensees, Tenant may elect to terminate this Lease by written notice to Landlord to be given no later than thirty (30) days after the date last mentioned. This right to terminate is in addition to Tenant's rights to terminate under Paragraph 16.1.A and Paragraph 16.1.E.

16.2 Condemnation.

     A. If the Premises shall be completely taken by exercise of eminent domain, then this Lease shall terminate. If any substantial part of the Premises shall be taken by exercise of eminent domain or by action of any public or other authority, then this Lease shall terminate at the election of Landlord or Tenant, notice of which election shall be given to the other party within sixty (60) days of such taking. If Landlord shall not so elect, then in case of such taking, and in case of any taking of less than a substantial part of the Premises, a just proportion of said rent according to the nature and extent of the taking shall be abated, unless the Landlord shall supply to Tenant equivalent substitute space in the Building at no additional rent. Landlord reserves and accepts all rights to any awards of damages in connection with the Premises and the Building and the leasehold hereby created, accrued or subsequently accruing by reason of anything lawfully done in pursuance of any public or other authority. Tenant hereby releases and assigns to Landlord all of Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney in fact to execute and deliver in Tenant's name and behalf all such further assignments thereof. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for

(i) moveable equipment installed by Tenant or anybody claiming under Tenant at its own expense, or (ii) relocation expenses, but in each case only if and to the extent that such damages are recoverable by Tenant from such authority in a separate action and without reducing Landlord's award of damages.

     B. Notwithstanding the above, Landlord may, in Landlord's sole discretion, repair and/or rebuild the Building in the event of either total or partial taking. Landlord will not be obligated to rebuild until the eminent domain proceeds have been received and in the event such eminent domain proceeds are insufficient to completely rebuild or restore the Premises, Landlord, at Landlord's option, may provide the funds required to completely rebuild or restore. If Landlord's mortgagee applies the eminent domain proceeds to the mortgage debt, Landlord shall have no obligation to rebuild, and Tenant shall have the right to terminate by notice.

     C. In the event that a taking of any portion of the Premises by the exercise of eminent domain (a) materially adversely affects the ability of Tenant to continue to conduct its business in the portion of the Premises not taken; and (b) Landlord fails to give written notice within thirty (30) days of its intention to restore the Premises; and (c) Landlord fails to restore the Premises to a condition substantially suitable for their intended uses within Ninety (90) days of such taking or fails to supply to Tenant equivalent substitute space in the Building, Tenant may elect to terminate this Lease by written notice to Landlord to be given no later than thirty (30) days after the date last mentioned. This right to terminate is an addition to Tenant's rights to terminate under Paragraph 16.2.A. and Paragraph 16.2.B.

                            ARTICLE XVII: SURRENDER

     Upon the expiration or earlier termination of this Lease for any reason, Tenant will at once surrender and deliver the Premises, together with all improvements thereon, to Landlord in good condition and repair, reasonable wear and tear excepted. Reasonable wear and tear excludes: tears and cuts in floor coverings: excessive wear of floor coverings because of Tenant's negligence or failure to use desk and chair pads or otherwise; holes in walls and doors; and damaged ceiling tiles because of installation of phone lines, computer lines, or otherwise. All alterations, additions, improvements and partitions (except Tenant's moveable trade fixtures, Clean Room equipment or furnishings, and clean room HVAC system, and signs belonging to Tenant) erected or installed by Tenant shall remain upon the Premises and will become the property of Landlord as of the date of such expiration or earlier termination, unless

Landlord gives Tenant notice prior to expiration or earlier termination that all such improvements must be removed, in which case Tenant, at its expense, shall forthwith remove such improvements and restore the Premises to their original condition by the date of expiration or earlier termination of this Lease. Tenant shall remove its moveable fixtures and signs and shall repair all damage to the Premises caused by such removal. Tenant's failure to remove all or part of Tenant's trade fixtures and signs upon expiration or earlier termination shall be deemed an abandonment to Landlord of such trade fixtures and signs and, if Landlord elects to remove all or any part of said fixtures and signs, the cost of such removal, including repairing any damage to the Premises caused by such removal, shall be paid by Tenant. If installed by Tenant (not Landlord), all telephone systems, fire alarm systems, burglar alarm systems and any other security systems affixed to the Premises, upon the termination of this Lease, may be removed by Tenant, provided that Tenant repairs the Premises and replaces same to its condition prior to installation of same, at Tenant's sole cost and expense.

                         ARTICLE XVIII:  HOLDING OVER


        18.1 Any holding over by Tenant of the Premises after the expiration or earlier termination of this Lease will operate and be construed to be a tenancy from month to month only at a monthly rental of One Hundred Fifty Percent (150%) of the last monthly base rental plus all other Additional Rent payable hereunder, and upon the terms hereof applicable to month-to-month tenancy.

        18.2 Nothing contained in this section is to be construed to give Tenant the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises and damages resulting from any such holding over.

                            ARTICLE XIX:  DEFAULT


        The occurrence of any one or more of the following events ("Events of Default") will constitute a default hereunder:

        A.  Tenant vacates or abandons the Premises.

        B. Tenant defaults in any payment due hereunder and such default continues for ten (10) days after the due date hereof.

        C. Tenant fails to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than non-payment of sums due hereunder, and Tenant fails to cure such default or diligently pursue such cure within thirty (30) days after receipt of notice of said default.

     D. Tenant petitions to be, or is declared bankrupt, or insolvent according to law, or if a receiver be appointed for Tenant, or for all or a substantial portion of its property, or if an assignment for the benefit of creditors is made by Tenant and in the event of a non-voluntary action, Tenant fails to obtain dismissal of said Assignment or petition within thirty (30) days of receipt of notice of same.


                             ARTICLE XX:  REMEDIES

     20.1  Right to Terminate.

     If an Event of Default shall have occurred, Landlord shall have the right at its election, then or at any time thereafter, to give Tenant written notice of Landlord's election to terminate this Lease on a date specified in such notice. Upon the giving of such notice, this Lease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date hereinbefore fixed for the expiration of the Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

     20.2  Right of Re-Entry.

If any Event of Default shall have occurred, Landlord shall have the immediate right, whether or not this Lease shall have been terminated pursuant to Section 20.1, to peaceably re-enter and repossess the Premises or any part thereof in the name of the whole and repossess the same as of its former estate by peaceful summary proceedings, peaceful ejectment or otherwise and the right to remove all persons and property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such re-entry or taking of possession of the Premises by Landlord shall be deemed to waive or prejudice any remedies provided to Landlord hereunder, nor be construed as an election on Landlord's part to terminate this Lease unless a written notice of such election be given to Tenant pursuant to Section 20.1 or unless the termination of this Lease be decreed by a court of competent jurisdiction. Said right of re-entry shall be subject to Article XXVIII hereof.

     20.3  Right to Relet.

     At any time or from time to time after the repossession of the Premises or any part thereof pursuant to Section 20.2, whether or not this Lease shall have been terminated pursuant to

Section 20.2, Landlord shall use reasonable efforts to relet the Premises. Landlord may let the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall use reasonable efforts to let same as then fair market value, and Tenant shall indemnify Landlord for the costs of said reasonable efforts as per Paragraph 20.5.

        20.4  Tenant to Remain Liable.

        No expiration or termination of this Lease pursuant to Section 20.1, by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to Section 20.2 or otherwise, and no reletting of the Premises or any part thereof pursuant to Section 20.3, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting. Tenant shall be entitled to credit for any and all amounts received by Landlord as a result of such reletting.

        20.5  Current Damages.

        In the event of any expiration or termination of this Lease or repossession of the Premises or any part thereof by reason of the occurrence of an Event of Default, Tenant will pay to Landlord the Base Rent, Additional
Rent and other sums required to be paid by Tenant for the period to and including the date of such expiration, termination or repossession; and thereafter, until the end of what would have been the Term in the absence of such expiration, termination or repossession, and whether or not the Premises or any part thereof shall have been relet, Tenant shall be liable to Landlord to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages, the Base Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Section 20.3, after deducting from such proceeds all of Landlord's expenses reasonably incurred in connection with such reletting (including, without limitation, all repossession costs, brokerage and management commissions, legal expenses, attorney's fees, repairs, alterations or additions in or to the Premises that may be necessary. Tenant will pay such
current damages on the days on which Base Rent would    have been payable under
this Lease in the absence of such expiration, termination or repossession, and

Landlord shall be entitled to recover the same from Tenant on each such day.

     20.6  Final Damages.

     At any time after any such expiration or termination of this Lease or repossession of the Premises or any part thereof by reason of the occurrence of an event of default, whether or not Landlord shall have collected any current damages pursuant to Section 20.5. Landlord shall be entitled to recover from Tenant, and Tenant will pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (a) the Base Rent, Additional Rent and other sums which would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section 20.5 to pay current damages) for what would be the then unexpired Term in the absence of such expiration, termination or repossession (assuming for purposes hereof that Tenant's proportionate Share of Taxes and Insurance are 120% of the payments required for the immediately preceding calendar year, and the CPI shall increase by three percent (3%) each calendar year remaining in the Term), over (b) the then net rental value of the Premises for the same period. Rental value shall be established by reference to the terms and conditions upon which Landlord relets the Premises if such reletting is accomplished within a reasonable period of time after such expiration, termination or repossession, and otherwise established on the basis of Landlord's reasonable estimates and assumptions of fact regarding market and other relevant circumstances. If any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statue or rule of law.

     20.7  Damages and Proceedings.

     Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain in proceedings under any federal or state law relating to bankruptcy, insolvency, reorganization, or arrangement, in an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than the amount of loss or damage referred to above.

     20.8  Landlord's Right to Cure.

     Landlord may, but shall not be obligated to, cure any default by Tenant at any time, and whenever Landlord so elects, all costs and expenses paid or incurred by Landlord in curing such default, including without limitation reasonable attorney's fees, shall be deemed Additional Rent due within thirty (30) days of Tenant's receipt of the demand with interest as provided in Section 3.6. Any such cure shall not be deemed to waive such default or otherwise affect any of the Landlord's rights due to such default.

                          ARTICLE XXI: ATTORNEYS' FEES

If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it becomes necessary or appropriate for Landlord to employ or consult with an attorney or attorneys concerning, or to enforce or defend, any of the Landlord's right or remedies hereunder, Tenant agrees to pay all reasonable attorneys' fees so incurred.

                            ARTICLE XXII: NO WAIVER

     The waiver by Landlord of any breach of any term, covenant or condition herein contained will not be deemed to be a waiver of such term, covenant or condition for any subsequent breach of the same or any other term, covenant or condition herein contained. The acceptance by Landlord of any payment of rent or other charges hereunder, after the termination of this Lease by Landlord shall not be deemed to restore this Lease or Tenant's right to possession hereunder, but will be construed as a payment on account of damages due from Tenant to Landlord. No remedy hereunder shall be deemed exclusive, but shall be cumulative with all other remedies at law or equity.

                             ARTICLE XXIII: BROKER

     Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease other than Mark A. St. Jean of ACS Development Corporation whose commission Landlord covenants and agrees to pay. Tenant covenants to pay, hold harmless and indemnify Landlord and Landlord's first mortgages for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or any extension thereof other than ACS Development Corporation as aforesaid.

                         ARTICLE XXIV: LANDLORD'S LIEN

     Intentionally deleted.

                           ARTICLE XXV:  MORTGAGES
25.1  Subordination.

        Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises provided however that if the mortgagee, trustee or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease will be deemed superior to such lien, whether this Lease is executed before or after such mortgage or deed of trust. Tenant will at any time hereafter on demand execute any instruments, which may be required by any mortgagee for the purposes of subjecting and subordinating this Lease to the lien of any such mortgage. Tenant will give notice to any mortgagee whenever notice is given to Landlord by Tenant hereunder and no such notice to the Landlord will be effective unless also given to any mortgagee. In the event any proceedings are brought for foreclosure or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, or in the event any mortgagee obtains possession of the Premises by deed in lieu of foreclosure, or in any other similar matter, the Tenant, at the request of any such mortgagee or purchaser upon any such foreclosure or sale, will attorn to the mortgagee or the purchaser of the Premises, and recognize said mortgagee or purchaser as the Landlord under this Lease. Tenant will, at the request of the Landlord, execute a document, in form proper for recording such agreement to attorn. (See Exhibit D - "Example of Typical Subordination and Attornment Agreement")

        Tenant may at Tenant's costs and expense record notice of the Lease in the Registry of Deeds. Landlord shall execute all documents reasonably requested by Tenant in order to evidence this Lease and/or accomplish recording of notice of same.

25.2  Notice to Mortgagee.

        In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises whose address shall have been furnished it, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

25.3  Request by Mortgagee.

        In the event that the holder of any mortgage or prospective mortgage on the Premises shall request any modification of any of the provisions of this Lease not having a material adverse effect on Tenant's rights, Tenant agrees that Tenant will enter into a written agreement in recordable form with such holder or prospective holder, which shall effect such modification and shall provide that such modification shall become effective and binding upon Tenant and shall have the same force as an amendment to this Lease in the event of a foreclosure or other similar action taken by such holder or prospective holder. A provision directly relating to the rents payable hereunder, the duration of time hereof, the size, use, or location of the Premises shall be deemed a provision having a material adverse effect on Tenant's rights.

25.4 Assignment of Rights.

     With respect to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of any mortgage on the Premises, the Building or the Property, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be deemed an assumption by such holder of any of the obligations of Landlord hereunder, unless such holder shall, by written notice sent to Tenant, specifically elect, or unless such holder shall foreclose the mortgage, take possession of the Premises, and agree in writing to so assume Landlord's obligations.

                             ARTICLE XXVI: NOTICES

     Any and all notices, demands, consents or approvals required hereunder shall be given in writing in accordance with this Section. Any notice from Landlord to Tenant shall be deemed duly served, if left at the premises addressed to Tenant or mailed to Tenant at the address listed herein by reputable overnight courier, or by registered or certified mail, return receipt requested, postage prepaid. Any notice from tenant to Landlord shall be deemed duly served, if mailed to Landlord by reputable overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord at the address listed herein or at such address as Landlord may from time to time designate. All notices shall be deemed sufficiently served or given for all purposes hereunder the earlier of (i) receipt of such notice or (ii) two (2) business days after such notice shall be deposited in any post office or branch post office regularly maintained by the United States Government.

     LANDLORD:      Robert W. Murray
                    242 Cambridge Street
                    Burlington, MA  01803

TENANT:                 Rocap Inc.
                        5 Constitution Park
                        Woburn, MA  01801
                        Attention:  Elliott Mandell, President


                         ARTICLE XXVII:  MISCELLANEOUS



     27.1 The terms, provisions, covenants and conditions contained in this Lease contain all agreements of the parties with respect to any matter mentioned herein and will apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns except as otherwise herein expressly provided. This Lease may be modified in writing only, signed by landlord and Tenant.

     27.2 Tenant agrees, from time to time, within ten (10) days after request by Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that his Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications) the date to which rent and other charges have been paid, the unexpired term of this Lease, whether there are any defaults or rent abatements or offsets claimed by Tenant and such other matters pertaining to this Lease as may be reasonably requested by Landlord, it being intended that any such statement delivered pursuant to this subparagraph may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the Premises or any other party, and their respective successors and assigns.

     27.4 if Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with he Bylaws of said corporation, and that this Lease is binding
upon said corporation in accordance with its terms.   Robert W. Murray, Trustee
as aforesaid, represents and warrants that he is duly authorized by the beneficiaries of said trust and terms thereof to execute and deliver this Lease, that the execution and performance of this Agreement is not in violation of the terms and conditions of said trust or validly enforceable instruction of the beneficiaries, and that said trust is in full force and effect and has not been terminated, altered or amended except as shown at the recording in the Registry of Deeds indicated in the first paragraph hereof.


     27.5 This Lease will be construed and enforceable in accordance with he laws of the state where the Premises are located.

     27.6 Noting in this Lease is to be deemed to limit or affect the right of Landlord to well, assign, encumber, transfer, lease or otherwise dispose of any or all of landlord's interest in any or all of the Premises or in any or all of the Building.

     27.7 Except as set forth in such addendum or exhibit, all tenant improvements to the Premises shall be the sole irreplaceability of Tenant and made at Tenant's sole cost.


     27.8 The initialed Riders, Addenda and Exhibits, if any, annexed hereto are incorporated herein by reference.

     27.9 Landlord warrants and represents as an essential term hereof and as a condition precedent to Tenant's obligations hereunder that Tenant shall be entitled to quiet enjoyment of the Premises as defined in Massachusetts law throughout the Term hereof.

                 ARTICLE XXVII:  LIMITATIONS ON RIGHT OF ENTRY

     Due to the business of Tenant, the Premises is likely to contain drugs and controlled substances, the access to which Tenant has a legal obligation to restrict and control, and a "Clean Room, access to which Tenant has a legal obligation to restrict and control. Therefor, all rights of entry of landlord, Mortgagee and any person or entity claiming through or entering by right of Landlord and/or Mortgagee, is subject to the following restrictions:

     1. Access to said Clean Room shall be only upon reasonable notice, in the company of and under the control of a person or persons designated by Tenant for said purpose, during such times and hours which both comply with law and do not represent a contamination threat to said Clean Room. Landlord acknowledges that any such entry is potentially extremely hazardous to the health of Tenant's customers and Tenant's business activities, and potentially in violation of federal and state drug and other laws. Therefore, Landlord shall request said access only upon good cause shown. Tenant's obligation to grant said access is subject to Tenant's obligations to comply with all applicable law as reasonably determined by Tenant.

     2. Access to any portion of the Premises which contains or is likely to contain drugs, pharmaceutical products or elements, controlled substances and/or medicines, or any other substance subject to controlled access by law, shall be only upon reasonable notice, in the company of and under the control of a person or persons designated by Tenant for said purpose, during such times and hour which both comply with law and do not represent a contamination threat to said substances. Landlord acknowledges that any such entry if potentially extremely hazardous to the health of Tenant's customers and Tenant's business activities, and potentially in violation of federal and state drug and other laws. Therefore, Landlord shall request said access only upon good cause shown. Tenant's obligation to grant said access is subject to Tenant's obligations to comply with all applicable law as reasonably determined by Tenant.

Notwithstanding any other provisions to the contrary contained in this Lease Agreement, all rights of entry, both by law and as granted in this Lease Agreement, are and shall be subject to the provisions of this Article.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written at the place and on the dates specified adjacent to their respective signatures, as a sealed instrument.

                                        LANDLORD:

                                        Constitution Park Trust Four


Executed at Burlington, MA              By:  Robert W. Murray, Trustee
            ---------------                  --------------------------
                                             as aforesaid and not Individually
on June 26, 1995

                                        TENANT:

                                        Rocap Inc.

Executed at
           ------------------           By:
                                           --------------------------
on
  ---------------------------               Its: President
                                                 --------------------
                                                 duly authorized

                                   EXHIBIT A

                                    PREMISES

                                   FLOOR PLAN

                                   EXHIBIT B

                              TENANT IMPROVEMENTS

                                   EXHIBIT C

                       RULES AND REGULATIONS ATTACHED TO
                         AND MADE A PART OF THIS LEASE


1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, advertisement, name or notice without notice to and at the expense of Tenant.

     All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

     Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

2. No Tenant shall have any property stored outside, except with the prior consent of Landlord.

3. All sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building, if any, shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from its respective Premises. No Tenant and no employees or invitees of Tenant shall go up on the roof of the Building.

4. Tenant shall not alter any lock nor install any new or additional locks or any bolts on any doors of the Premises.

5. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

6. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

7. No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for washing clothes, for lodging, or for any improper, objectional or immoral purposes.

8. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

9. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

10. Tenant, upon the termination of its tenancy, shall deliver to the Landlord the keys of offices, rooms and toilet rooms which shall have been furnished the Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished, shall pay the Landlord therefor.

11. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

12. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

13. Tenant shall not disturb, solicit or canvass any occupant of the Building and shall cooperate to prevent same.

14. Any permitted corrosive, flammable or other special wastes shall be handled for disposal as directed by Landlord.

15. Tenant's use of the Common Areas shall be limited to access and parking purposes and under no circumstances shall Tenant be permitted to store any goods or equipment, conduct any operations or construct or place any improvements, barriers or obstructions in the Common Areas, or otherwise adversely affect the appearance of same.

16. In order to prevent damage or unreasonable wear and tear to carpeting and other floor covering that is or may become the property of the Landlord under the terms of the Lease, Tenant shall, at Tenant's expense, provide chair mats for all desk chairs used in the Premises and furniture cushions or other suitable protection under all desks, tables and other furniture and equipment kept in the Premises. Damage caused to carpeting or floor covering because of Tenant's failure to comply with this rule shall not be considered "reasonable" or "ordinary" wear and tear under the Lease in determining Tenant's liability for damage to the Premises or Tenant's duty to repair, restore or maintain the Premises.

17. The moving of equipment, furniture, and freight into or out of the Premises shall occur only on previous notice to Landlord and at such times as Landlord shall designate. The persons employed to move such equipment, furniture, or freight in and out of the Building must be acceptable to Landlord. No equipment, furniture, or freight of any description shall be received into the Building except during the hours designated by Landlord.

        Landlord shall in all cases have and retain the power to prescribe the weight, proper position, and manner of support under all heavy furniture, equipment and freight, and all damage done to the Building by moving in or moving out any equipment, furniture or freight, or during the time it is in or on the Premises, shall be repaired at the expense of Tenant, but by contractors or mechanics named by Landlord.

18. Tenant shall refrain from "excessive operation" (as hereinafter defined) of the air conditioning equipment servicing the Premises. Operation of the air conditioning equipment servicing the Premises is defined as "excessive operation" in any of the following cases:

        a.)     Operation during more than twelve (12) hours each day; or

        b.)     Operation during more than six (6) days each week; or

        c.) Operation during any period other than the normal cooling season (May 15 through September 15 each year).

        Tenant shall give prior written notice to the Landlord of any anticipated requirement for excessive operation of the air conditioning equipment servicing the Premises in order to give the Landlord the opportunity to make any modifications or changes to such equipment then existing as Landlord in its sole discretion may deem necessary or desirable in order to assure that the equipment will be able to satisfy the demand imposed by such excessive operation; however, Landlord shall not be obliged to make any such modification or changes to the equipment.

        Notwithstanding anything to the contrary contained in any other term or provision of the Lease or the Exhibits, Addenda, or Riders thereto, if Tenant requires the excessive operation of the air conditioning equipment servicing the Premises, Tenant shall, at its sole cost and expense and without any cost to Landlord, keep in good order and repair and replace as necessary, all such air conditioning equipment. If Tenant refuses or neglects to make or perform such maintenance, repairs, or replacement, in a manner satisfactory to Landlord, Landlord shall have the right, upon giving Tenant reasonable written notice (except in situations deemed to be emergency situations by Landlord), to perform such maintenance, or to make such repairs or replacements.

on behalf of and for the account of Tenant and Tenant shall pay Landlord's costs of such work, as additional rent, promptly upon receipt of a bill therefor.

19. Landlord reserves the right to make such other and further nondiscriminatory Rules and Regulations as in its judgment may be necessary or desirable for the safety, care and cleanliness of the Premises and the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations which are adopted.



                                     [sig]  ,Trustee and not Individually
                                     ----------------------------------------
                                     LANDLORD
                                     ROCAP, INC


                                     BY [sig]  , President
                                     ----------------------------------------
                                     TENANT

                                   EXHIBIT D

                     SUBORDINATION AND ATTORNMENT AGREEMENT

     THIS SUBORDINATION AND ATTORNMENT AGREEMENT (this "Agreement") made as of this ____ day of _________, 19__, by and between____________________________
(hereinafter referred to as "Landlord"), _________________________________,
(hereinafter referred to as "Tenant") and ____________________
(hereinafter referred to as "Mortgagee").

                             W I T N E S S E T H:

     WHEREAS, Mortgagee is committed to lend certain sums to Landlord which sums shall be secured by a Security Agreement and Mortgage Deed (hereinafter referred to as the "Mortgage") on certain Property (hereinafter referred to as the "Property") in [LOCATION OF PROPERTY], more particularly described therein and which shall be recorded in the [NAME OF REGISTRY] concurrently with the recording of this Agreement; and

     WHEREAS, Tenant has entered into a Lease (hereinafter referred to as "said Lease" which term shall mean and include all amendments and modifications thereto which have been approved by Mortgagee) with Landlord, executed the [DATE] day of [MONTH], 19__, as amended, covering the premises and improvements subject to said Mortgage as therein more particularly described; and

     WHEREAS, in order to induce the Mortgagee to make the loan as evidenced by the Mortgage, Landlord and Tenant have offered to enter into this Agreement in order to, inter alia, establish the prior right, claim and lien of the Mortgage with respect to all matters concerning condemnation and casualty as set forth in said Lease.

     NOW, THEREFORE, for and in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt whereof the parties hereto hereby acknowledge, and to induce the Mortgagee to make the loan evidenced by said Mortgage, the parties hereto covenant and agree as follows:

     1. The said Mortgage and the lien thereof, shall be, and the same is hereby made, SUBJECT AND SUBORDINATE to the said Lease with the same force and effect as if said Lease had been executed, delivered and recorded prior to the execution, delivery and recording of the said Mortgage, EXCEPT, HOWEVER, that the Lease and the rights of Landlord and Tenant thereunder shall be, and is hereby made, expressly subject and subordinate in all respects to:

     (a) The right, claim and lien of said Mortgage in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the said Property, and to the right of disposition thereof in accordance with the provisions of said Mortgage;

     (b) The right, claim and lien of said Mortgage in, to and upon any proceeds payable under all policies of fire, casualty and rent insurance upon the said Property and as to the right of disposition thereof in accordance with the terms of said Mortgage;

     (c) Any right, power or interest, if any, which may have arisen or intervened between the date of execution of said Lease, the date of recording of the Mortgage, or any lien or judgement which may arise at any time, under the terms of such Lease;

it being expressly further understood and agreed that with respect to the matters referred to in subsections 1(a) through 1(c), the Mortgage and the lien thereof shall be, and the same is hereby made, prior in right to the said
Lease and the rights of Landlord and Tenant thereunder with the same force and effect as if said Mortgage had been executed, delivered and recorded prior to the execution, delivery and recording of the Lease.

     2. Tenant agrees that it shall not alter, modify, amend, change, surrender or cancel the Lease nor pay the rent due thereunder in advance for more than thirty (30) days except as may be required by said Lease, without the prior written consent of the Mortgagee, and will not seek to be made an adverse or defendant party in any action or proceeding brought to enforce or foreclose the Mortgage. Tenant further agrees that it shall not subordinate its interest in the Lease to the lien of any mortgage, security agreement or lease affecting the premises demised under the Lease.

     3. In the event of a default by Landlord under the terms of the Lease which is of such a nature as to give Tenant the right to terminate the Lease or reduce the rent payable thereunder by credit, offset or otherwise, then, and in any such event, Tenant agrees that concurrently with giving notice of default to Landlord, Tenant shall deliver a copy thereof to Mortgagee. Tenant further agrees that if Landlord does not cure the default specified in such notice of default within thirty (30) calendar days after notice thereof, then Tenant shall give further notice of that fact to Mortgagee and Mortgagee shall thereupon, if it shall so elect, have the right, but not the obligation, to cure the default of Landlord within twenty (20) calendar days after the giving of such further notice by Tenant, and in case of a default which cannot, with due diligence, be cured with said twenty (20) days, then the twenty (20) days shall be extended for such period as may be necessary to complete the curing of the same with all due diligence and continuity.

     4. In the event of entry to foreclose the Mortgage and/or foreclosure thereof, or a conveyance in lieu of, or subsequent to, foreclosure and if the Lease shall not have been terminated under the provisions hereof or of the
Lease:

          (a) The Mortgagee will not interfere with or disturb Tenant's possession of the premises demised under the Lease, so long as Tenant pays the rent stipulated in the Lease and performs all other terms and conditions thereof;

          (b) The Lease will remain in full force and effect, as modified hereby, and the Tenant will attorn to and be bound under the Lease to the Mortgagee and its successors and assigns including any purchaser of the Property in foreclosure or any grantee under a conveyance in lieu of or subsequent to foreclosure, and Tenant will perform and observe all of its obligations thereunder to the same effect as though the Lease had been executed prior to the execution and delivery of the Mortgage, and Tenant agrees to execute and deliver, upon the request of the Mortgagee or other owner of the demised premises, any instrument which may be necessary or appropriate to evidence such attornment.

     PROVIDED, HOWEVER, that the Mortgagee shall not be:

          (i)   liable for any act or omission of the Landlord; or

          (ii) subject to any off-sets or defenses which the Tenant might have against Landlord; or

          (iii) bound by any rent or additional rent which Tenant might have paid for more than the current rental period of the Lease; or

          (iv) bound by any amendment or modification of the Lease made without its written consent.

          (iv) bound by any amendment or modification of the Lease made without its written consent.

     5. All notices, demands or other communications which any party hereto is required or may desire to give to another party hereto may be delivered in person or shall be sent by reputable overnight courier or by certified or registered mail, postage prepaid, return receipt requested, addressed to the other party at the address first set forth hereinabove or at such other addresses as any party hereto may hereafter specify by notice in writing to the others. Any such notice or demand shall be deemed given and received upon the earlier to occur of reciept thereof or seventy-two (72) hours after deposit in the United States mail as aforesaid.

        6. Landlord hereby authorizes Tenant to rely on any written notice or demand received from Mortgagee to make rent and other payments, to which Landlord may be entitled, to Mortgagee instead of Landlord whenever so demanded by Mortgagee, whether or not the Mortgage shall have been foreclosed.

        7. Tenant agrees that in the event Mortgagee shall succeed to the rights of Landlord as landlord under the Lease, then Tenant shall look solely to Mortgagee's interest in the Property in the enforcement of any claims against Mortgagee. The provisions hereof shall expressly inure to the benefit of any successors and assigns of Mortgagee.

        8. The provisions of this Agreement shall be deemed to be covenants running with the land, shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns and shall specifically be binding upon any purchaser of said Property at a sale foreclosing the said Mortgage. Mortgagee may assign and transfer its interest in the Mortgage to [NAME OF ASSIGNEE], (hereinafter referred to as "Assignee"). It is understood and agreed by all parties hereto that upon making such assignment, Mortgagee shall be automatically released of all obligations under this Agreement and that by acceptance of such assignment, Assignee shall thereby assume all obligations of Mortgagee hereunder.

     9. This Agreement may be executed in three (3) or more counterparts by one or more of the parties hereto and each such counterpart shall be deemed to be an original and shall have the same force and effect as an original, and all such counterparts in the aggregate shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, each of the parties hereto have hereunto set their hands and seals, as of the day and year first above written.


                                                        [sig.]
                                              ---------------------------------
                                              LANDLORD and not Individually
                                              ROCAP. INC.,


                                              By:  [sig.] President
                                                 ------------------------------
                                                 TENANT


                                              ---------------------------------
                                              MORTGAGEE



                              (ACKNOWLEDGMENTS)

                                 EXHIBIT "E"


                             HAZARDOUS MATERIALS



        1. Medical supplies, to be properly disposed of by Tenant in compliance with all law and regulation.

        2.  Esopropyl alcohol.